Exhibit 8.1

November 15, 2016

Holly Energy Partners, L.P.
2828 N. Harwood Street, Ste. 1300
Dallas, Texas 75201
Re: Holly Energy Partners, L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Holly Energy Partners, L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933 (the “Securities Act”) of the offer and resale, from time to time, pursuant to Rule 415 under the Securities Act, by the unitholders named as the Selling Unitholders in the Registration Statement, of up to 3,420,000 issued and outstanding common units representing limited partner interests in the Partnership (the “Common Units”).
We have also participated in the preparation of the prospectus contained in the Registration Statement (the “Prospectus”) to which this opinion is an exhibit. The Common Units will be offered in amounts, at prices and on terms to be determined in light of market conditions and other factors at the time of sale and, if necessary, will be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus.
This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement and any public filings with the Commission that are incorporated by reference.
In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all

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representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.
We hereby confirm that all statements of legal conclusions contained in the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences” (the “Discussion”), constitute the opinion of Vinson & Elkins L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.
No opinion is expressed as to any matter not discussed in the Discussion. We are opining herein only as to the federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is furnished to you and may be relied on by you in connection with the transactions set forth in the Registration Statement. In addition, this opinion may be relied on by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing common units pursuant to the Registration Statement. However, this opinion may not be relied upon for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Material U.S. Federal Income Tax Consequences” in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours, /s/ Vinson & Elkins L.L.P. VINSON & ELKINS L.L.P.